As filed with the Securities and Exchange Commission on December 9, 2022

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

Intercept Pharmaceuticals, Inc.

(Exact name of registrant as specified in its charter)

Delaware	22-3868459
(State or other jurisdiction of	(I.R.S. Employer Identification No.)
incorporation or organization)

305 Madison Avenue, Morristown, NJ	07960
(Address of Principal Executive Offices)	(Zip Code)

Intercept Pharmaceuticals, Inc. Amended and Restated Equity Incentive Plan

(Full title of the plan)

Jared Freedberg

General Counsel

Intercept Pharmaceuticals, Inc.

305 Madison Avenue

Morristown, NJ 07960

(646) 747-1000

(Name and address of agent for service)

(Telephone number, including area code, of agent for service)

with a copy to:

Timothy F. Nelson

Skadden, Arps, Slate, Meagher & Flom LLP

500 Boylston Street

Boston, MA 02116

(617) 573-4800

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☐	Accelerated filer ☒
Non-accelerated filer ☐	Smaller reporting company ☐
Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

EXPLANATORY NOTE

Intercept Pharmaceuticals, Inc. (the “Registrant”) is filing this Registration Statement on Form S-8 for the purpose of registering 1,884,938 shares of its Common Stock, par value $0.001 per share (“Common Stock”), issuable to eligible persons under the Registrant’s Amended and Restated Equity Incentive Plan, which shares of Common Stock are in addition to the shares of Common Stock registered on the Registrant’s Registration Statements on Form S-8 filed with the Securities and Exchange Commission on November 7, 2012 (File No. 333-184810), April 22, 2013 (File No. 333-188064), August 7, 2015 (File No. 333-206247), May 10, 2017 (File No. 333-217863), July 27, 2018 (File No. 333-226405), August 13, 2019 (File No. 333-233248), August 17, 2020 (File No. 333-248083), and September 29, 2021 (File No. 333-259892), the contents of all of which are incorporated by reference into this Registration Statement on Form S-8 pursuant to General Instruction E to Form S-8.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 8. Exhibits.

		Incorporated herein by reference
Exhibit Number	Exhibit Description	Form†	Exhibit	Filing Date
4.1	Restated Certificate of Incorporation, as amended	Form 10-Q	3.1	August 10, 2020
4.2	Restated Bylaws	Form 10-Q	3.2	August 10, 2020
4.3	Form of Common Stock Certificate	Form S-8(1)	4.3	November 7, 2012
4.4	Description of Securities of the Registrant	Form 10-K	4.11	March 2, 2022
4.5	Securities Purchase Agreement, dated April 4, 2018, between the Registrant and the purchasers named therein	Form 8-K	10.1	April 10, 2018
4.6	Securities Purchase Agreement, dated May 8, 2019, between the Registrant and Samsara BioCapital, L.P.	Form 8-K	10.1	May 14, 2019
5.1*	Opinion of Skadden, Arps, Slate, Meagher & Flom LLP
23.1*	Consent of Independent Registered Public Accounting Firm
23.2*	Consent of Skadden, Arps, Slate, Meagher & Flom LLP (contained in Exhibit 5.1 to this Registration Statement on Form S-8)
24.1*	Power of Attorney (included in signature page of this Registration Statement on Form S-8)
99.1	Intercept Pharmaceuticals, Inc. Amended and Restated Equity Incentive Plan	Form 10-Q	10.11	August 3, 2022
107*	Calculation of Filing Fee Tables

* Filed herewith.

† Unless otherwise specified, the File No. is 001-35668.

(1) Registration Statement on Form S-8 filed by the Registrant, Registration No. 333-184810.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Morristown, State of New Jersey, on December 9, 2022.

INTERCEPT PHARMACEUTICALS, INC.

By:	/s/ Jerome Durso
Name:	Jerome Durso
Title:	President and Chief Executive Officer

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints Jerome Durso, Andrew Saik, Rocco Venezia, Jared Freedberg, Jose Truzman, and Edward Mahaney-Walter, and each of them, as his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him or her, and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement, and to file the same, with all exhibits thereto, and all other documents in connection therewith, with the Securities and Exchange Commission, granting unto each said attorney-in-fact and agent full power and authority to do and perform each and every act and thing required or necessary to be done in and about the premises, as fully and to all intents and purposes as the undersigned could do in person, and hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the date indicated.

Signature	Title	Date

/s/ Jerome Durso	President, Chief Executive Officer, and	December 9, 2022
Jerome Durso	Director (Principal Executive Officer)

/s/ Andrew Saik	Chief Financial Officer	December 9, 2022
Andrew Saik	(Principal Financial Officer)

/s/ Rocco Venezia	Chief Accounting Officer	December 9, 2022
Rocco Venezia	(Principal Accounting Officer)

/s/ Paolo Fundarò	Chairman of the Board of Directors	December 9, 2022
Paolo Fundarò

/s/ Srinivas Akkaraju, M.D., Ph.D.	Director	December 9, 2022
Srinivas Akkaraju, M.D., Ph.D.

/s/ Luca Benatti, Ph.D.	Director	December 9, 2022
Luca Benatti, Ph.D.

/s/ Daniel Bradbury	Director	December 9, 2022
Daniel Bradbury

/s/ Keith Gottesdiener, M.D.	Director	December 9, 2022
Keith Gottesdiener, M.D.

/s/ Nancy Miller-Rich	Director	December 9, 2022
Nancy Miller-Rich

/s/ Mark Pruzanski, M.D.	Director	December 9, 2022
Mark Pruzanski, M.D.

/s/ Dagmar Rosa-Bjorkeson	Director	December 9, 2022
Dagmar Rosa-Bjorkeson

/s/ Gino Santini	Director	December 9, 2022
Gino Santini

/s/ Glenn Sblendorio	Director	December 9, 2022
Glenn Sblendorio